UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	333-237507	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	HCDI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

On August 28, 2020, Harbor Custom Development, Inc., a Washington corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters (“ThinkEquity”), pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 2,031,705 shares of the Company’s common stock, no par value (the “Common Stock”), which included the full exercise of the underwriter’s over-allotment option to purchase an additional 265,005 shares of Common Stock, at a public offering price of $6.00 per share.

The shares of common stock were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-237507), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on August 28, 2020 (the “Registration Statement”). ThinkEquity acted as sole book-running manager for the Offering and Aegis Capital Corp. was the co-manager.

The net proceeds to the Company from the Offering, after deducting the underwriting discount and the underwriters’ fees and expenses were $11,103,027. The Company anticipates using the net proceeds from the Offering primarily for land acquisition and development, debt reduction, directors’ and officers’ insurance, and working capital.

Also under the terms of the Underwriting Agreement, the Company, upon closing of the Offering, issued to the underwriters warrants (the “Representative’s Warrants”) to purchase an aggregate of 88,335 shares of common stock (5% of the total shares issued in the Offering). The Representative’s Warrants are exercisable at a per share price of $7.50 (equal to 125% of the Offering price of the Company’s common stock). The Representative’s Warrants are exercisable for a term of four years beginning on August 28, 2021.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for the investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, a copy of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On August 28, 2020, the Company issued a press release announcing the pricing of the Offering. On September 1, 2020, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibit 99.1. and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 28, 2020, by and between Harbor Custom Development, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc.
99.1	Press Release of Harbor Custom Development, Inc., dated August 28, 2020
99.2	Press Release of Harbor Custom Development, Inc., dated September 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: September 3, 2020	By:	/s/ Sterling Griffin
Sterling Griffin Chief Executive Officer